Exhibit 99.1

For more information, contact:

Steven D. Schwartz, Vice President-Investor Relations
(515) 273-3763, sschwartz@american-equity.com
Jared Levy / Robin Weinberg, FGS Global
AEL@FGSGlobal.com

FOR IMMEDIATE RELEASE
June 27, 2023

AEL Confirms Receipt of Acquisition Proposal from Brookfield Reinsurance

WEST DES MOINES, Iowa (June 27, 2023) – American Equity Investment Life Holding Company (“American Equity”) (NYSE: AEL), a leading issuer of fixed index annuities (FIAs), today issued the following statement regarding the acquisition proposal it received from Brookfield Reinsurance Ltd. (“Brookfield Reinsurance”):

“American Equity’s Board of Directors today confirmed that it has received a proposal from Brookfield Reinsurance to acquire all outstanding shares of American Equity that Brookfield Reinsurance does not already own for $55.00 per share comprised of $38.85 per share in cash and $16.15 per share in Brookfield Asset Management Ltd. (NYSE, TSX: BAM) (“BAM”) Class A limited voting shares (the “BAM Shares”), based on the unaffected 90-day volume-weighted average price as of June 23, 2023. The number of BAM Shares to be issued at closing is subject to adjustment, which will result in the aggregate value of the consideration as of the closing of the transaction being not less than $54.00 and not greater than $56.50 per share based on BAM’s stock price shortly preceding the closing. The American Equity Board has granted Brookfield Reinsurance a limited waiver of Brookfield Reinsurance’s standstill obligation under its existing investment agreement with American Equity to permit Brookfield Reinsurance to make this proposal.

“The Board will carefully review Brookfield Reinsurance’s proposal in accordance with its fiduciary duties and in consultation with its independent financial and legal advisors. American Equity will have no further comment on the proposal until the Board has completed its review. It is important to note that there is no guarantee that an agreement will be reached or on what terms.”

American Equity shareholders need not take any action at this time.

Ardea Partners and J.P. Morgan are serving as financial advisors to AEL and Sullivan & Cromwell LLP is serving as legal advisor.

American Equity Investment Life Holding Company

About American Equity

At American Equity Investment Life Holding Company, our policyholders work with over 40,000 independent agents and advisors affiliated with independent market organizations (IMOs), banks and broker-dealers through our wholly-owned operating subsidiaries. Advisors and agents choose one of our leading annuity products best suited for their clients' personal needs to create financial dignity in retirement. To deliver on its promises to policyholders, American Equity has re-framed its investment focus — building a stronger emphasis on insurance liability driven asset allocation and specializing in alternate, private asset management while partnering with world renowned, public fixed income asset managers. American Equity is headquartered in West Des Moines, Iowa with additional offices in Charlotte, NC and New York, NY. For more information, please visit www.american-equity.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the federal securities laws. Statements such as “will”, “anticipate”, “intends”, “build”, “create”, “believe”, “potential”, “expect”, “may”, “would”, “should”, “can”, “delivering”, “continuing”, or similar words, as well as specific projections of future events or results qualify as forward-looking statements. Forward-looking statements are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” the Company describes in its U.S. Securities and Exchange Commission filings. The Company’s future results could differ, and it has no obligation to correct or update any of these statements.

Investors:

Steven D. Schwartz, Vice President, Investor Relations

(515) 273-3763, sschwartz@american-equity.com

Media:

Jared Levy/Robin Weinberg

FGS Global

AEL@FGSGlobal.com